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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tucows Inc. (a/k/a Infonautics, Inc.) of our report dated February 16, 2001 relating to the financial statements and financial statement schedules, which appears in Infonautics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
November 26, 2001